Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2016, with respect to the consolidated financial statements included in the Annual Report of Fox Factory Holding Corp. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Fox Factory Holding Corp. on Form S-8 (File No. 333-192238) and Form S-3 (File No. 333-203146).

/s/ GRANT THORNTON LLP

San Jose, California

February 29, 2016